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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      November 22, 2000
                                                -----------------------------


                          Forest City Enterprises, Inc.
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             (Exact name of registrant as specified in its charter)


          Ohio                         1-4372                   34-0863886
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(State or other jurisdiction        (Commission               (IRS Employer
    of incorporation)               File Number)          Identification No.)


1100 Terminal Tower, 50 Public Square   Cleveland, Ohio               44113
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code       216-621-6060
                                                  --------------------------



         (Former name or former address, if changed since last report.)



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ITEM 9.   REGULATION FD DISCLOSURE.

         The Redevelopment Authority of the City of Philadelphia (the "Issuer") and Franklin Town Towers Associates, a Pennsylvania limited partnership (the "Borrower"), an affiliate of Forest City Enterprises, Inc. (the "Company"), have issued a Limited Offering Memorandum dated November __, 2000 (the "Offering Memorandum") in connection with the proposed issuance by the Issuer of its $20,400,000 Multi-Family Housing Revenue Refunding Bonds (Museum Towers Project) Series 2000 (the "Bonds"). The Issuer will issue the Bonds and lend the proceeds to the Borrower to pay and redeem in full the outstanding principal amount of the Issuer's Variable Rate Demand Multi-family Housing Revenue Refunding Bonds, Series 1985 (Franklin Town Towers Project) pursuant to a Loan Agreement to be dated as of October 15, 2000, between the Issuer and the Borrower (the "Loan Agreement"). The borrowing under the Loan Agreement will be an unsecured obligation of the Borrower which is payable pursuant to a guaranty of the Company pursuant to a Guaranty Agreement to be dated as of October 15, 2000 (the "Guaranty"). This Form 8-K is being filed because the Offering Memorandum contains certain forward-looking statements and other information concerning the Company and its operations and not as part of the offering and sale of the Bonds, which are being offered only to qualified institutional buyers within the meaning of Section 144A of the Securities Act of 1933, as amended, or because the Company deems its obligations under the Guaranty to be material. For those reasons, copies of the Indenture, the Loan Agreement, the Guaranty and the other documents attached as appendices to the Offering Memorandum in connection with the offering and sale of the Bonds are not being attached to the Offering Memorandum furnished in connection with this Form 8-K.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Forest City Enterprises, Inc.
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                                             (Registrant)



Date   November 28, 2000            By /s/  THOMAS G. SMITH
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                                       Thomas G. Smith, Senior Vice President
                                       and Chief Financial Officer